Exhibit 99.1

VIASPACE REPORTS ON PROGRESS PURSUING SECURITY AND FUEL CELL OPPORTUNITIES AND COMMENTS ON RESEARCH
ANALYST UPGRADE

PASADENA, CA— January 31, 2007—VIASPACE Inc. (OTCBB: VSPC), a company commercializing proven technologies from NASA and the US Department of Defense, today provided a business update on several key developments that the company believes position it for growth in the security/defense and fuel cell sectors. VIASPACE has achieved strong revenue results, executed a teaming agreement with Raytheon Company’s Network Centric Systems established a leadership role in the emerging direct methanol fuel cell cartridge market, received an upgraded rating from analyst firm Dutton Associates, obtained several key government contracts and strengthened its intellectual property portfolio.

Earlier this week, research analyst firm Dutton Associates announced an upgrade to both its rating and revenue estimates for VIASPACE. Citing VIASPACE’s better than expected revenues, and the accelerating interest surrounding the use of portable fuel cells in consumer electronics among the large OEMs, Dutton Associates reported: “We upgrade our rating on VIASPACE Inc. from Neutral to Speculative Buy. Also, we are upgrading our 2006E and 2007E revenue estimates as the Company should see momentum following the recent agreements with Raytheon and L-3 Communications.”

VIASPACE subsidiary Direct Methanol Fuel Cell Corporation (DMFCC) focuses on producing and distributing methanol fuel cartridges designed to provide the energy source for laptop computers, cell phones and other portable electronic devices expected to be powered by direct methanol fuel cells. DMFCC also uses its licensed intellectual property rights to provide intellectual property protection for manufacturers of direct methanol and other liquid hydrocarbon fuel cells. ABI Research predicts that 13.5% of laptops will run on fuel cells by 2012. Recently major OEMs including Samsung, Toshiba and Hitachi have announced methanol-powered products. Samsung recently announced a fuel cell-powered notebook that can run five hours a day for one month on a single fill-up. DMFCC is establishing a global network of partners to manufacture and distribute its fuel cartridges with design and certified manufacturer agreements in place with Nypro Inc. in the United States, Elentec, SMC and Hyun Won in Korea, and Seed Corporation/Sato Group in Japan. In addition, the company will demonstrate its fuel cartridges working with a direct methanol fuel cell made by Parker Hannifin at the Fuel Cell Expo in Tokyo February 7-9.

VIASPACE and Raytheon NCS recently executed a teaming agreement that will include collaboration on sensor and data fusion and real-time diagnostic solutions for homeland security and national defense applications. This strategic agreement will enable both companies to jointly pursue new and emerging security applications built around the real-time analysis of advanced sensor technologies. VIASPACE eagerly anticipates leveraging its own hardware and software expertise and proprietary technology along with Raytheon’s exceptional marketing capabilities, technical expertise, global distribution channel and extensive customer base to deliver leading edge security and surveillance products.

As reported, VIASPACE has been awarded several government contracts, bolstering its position in the thriving security and defense industries. Subsidiary VIASPACE Security, whose name has been changed from Arroyo Sciences to reflect its business focus, holds a contract to provide sensor data fusion software to L-3 Communications for a US Department of Homeland Security program to enhance port security. In October 2006, VIASPACE subsidiary Ionfinity was awarded a Phase II STTR contract extension and additional funding by the US Air Force to develop, jointly with Aerospace Corp. and the NASA Jet Propulsion Laboratory, a soft ionization membrane to be used as a micro ion engine for micro and nano satellite station keeping. Ionfinity has also been awarded a Phase I STTR contract by the US Army to design and prototype a field portable, highly efficient, integrated system for detection and identification of chemical agents such as industrial toxic gases and chemical components of Improvised Explosive Devices (IEDs). In August 2006, Ionfinity received a Phase I STTR contract from the US Navy to develop a novel, miniaturized chemical sensor system capable of detecting chemical and biological weapons, explosives, and illegal drug residues in the holds and storage bays of suspect vessels.

VIASPACE continues to build on its impressive portfolio of patents representing groundbreaking government R&D and investment licensed from the California Institute of Technology, operator of NASA’s Jet Propulsion Laboratory. Recently the company has filed several patent applications surrounding its methanol fuel cartridges, soft ionization membrane technology and automated threat detection system.

Dr. Carl Kukkonen, CEO of VIASPACE and its subsidiaries, commented: “VIASPACE is growing rapidly, making significant strides in our direct methanol fuel cell cartridge and security and defense businesses. After doubling revenue in 2006, we are working to at least double our revenue again this year. We have obtained substantial government contracts and forged relationships with major players including Raytheon and L-3 Communications. We are seeing noteworthy progress on the part of consumer electronics OEMs to commercialize fuel cell powered devices, which we believe validates our continued focus on becoming a leading supplier of direct methanol fuel cartridges. And we are expanding our considerable intellectual property portfolio. We are pleased that the analysts at Dutton Associates have recognized VIASPACE’s most recent accomplishments and share our positive outlook.”

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.